UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 11, 2011

Commission File Number: 000-52387

American Telstar, Inc.
(Exact name of registrant as specified in its charter)

Nevada	84-1052279
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

Fengshou Road West, Jiefang District, Jiaozuo, Henan Province, PRC 454000
(Address of principal executive offices)
011- 86-0391-3582676
(Registrant’s telephone number, including area code)
36 Mclean Street, Red Bank, New Jersey 07701

(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K of American Telstar, Inc. which was filed on February 14, 2011 is being filed for the sole purpose of amending the “Management’s Discussion and Analysis of Results of Operation and Financial Condition” section contained in Item 2.01 of the original filing and amending Item 9.01 to file revised Unaudited Pro Forma Condensed Consolidated Financial Statements reflecting the historical financial statements of China Agricorp, Inc. for the nine months ended September 30, 2010 and the year ended December 31, 2009 giving effect to the accounting reverse merger of China Agricorp, Inc. and American Telstar, Inc. pursuant to a share exchange agreement dated February 11, 2011, as if the transaction had been consummated as of January 1, 2009.

Item 2.01  Completion of Acquisition or Disposition of Assets

MANAGEMENT’S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATION AND FINANCIAL CONDITION

The following discussion and analysis of the consolidated financial condition and results of operations should be read in conjunction with the consolidated financial statements and related notes of China Agricorp, Inc. appearing elsewhere in this report. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements.

Overview

We are a substantial player in China’s agricultural industry in Henan Province with our farming and vegetable oil processing enterprise. We are headquartered in Jiaozuo with approximately 150 employees and 9,060 acres of farm land.

Our current major products are wheat, soya oil and peanut oil. For the quarters ended September 30, 2010 and 2009, our total revenues amounted to approximately $ 5.9 million and $ 2.7 million, respectively, a 119% quarter-over-quarter increase. For the nine months ended September 30, 2010 and 2009, our total revenues amount to approximately $ 22.1 million and $ 17.9 million, respectively, a 24% period-over-period increase. Our revenues are subject to value added tax (“VAT”), urban maintenance and construction tax and additional education fees. We deduct the “VAT” amount from our gross revenues to arrive at our total revenues and include urban maintenance and construction tax and additional education fees in our total cost of sales. Our net loss for the quarters ended September 30, 2010 and 2009 was $1.6 million and $.15 million, respectively, a quarter-over-quarter decrease of 944.8%. Our net income for the nine months ended September 30, 2010 and 2009 was $1.2 million and $ 3.5 million, respectively, a period-over-period decrease of 65.2%.

We generate revenues from two operating segments: farming and vegetable oil processing.

Segment I: Farming

In our farming segment we had no sales and cost of sales for the quarters ended September 30, 2010 and 2009 because no crops were harvested in these quarters. Revenues for this segment were $7.17 million in the nine months ended September 30, 2010, an increase of 34.1% over revenues of $5.34 million in the same period in 2009. Cost of sales was $4.4 million in the nine months ended September 30, 2010, an increase of 38.5% over cost of sales of $3.21 million in the same period of 2009. Net income attributable to the segment in the nine months ended September 30, 2010 was $2.68 million, a decrease of 16.0% from net income of $3.19 million in the same period of 2009.

Segment II: Vegetable oil processing

Revenues for this segment were $5.93 million in the quarter ended September 30, 2010, an increase of 119.1% over revenues of $2.71 million in this segment in the quarter ended September 30, 2009. Revenues for this segment were $14.91 million in the nine months ended September 30, 2010, an increase of 18.9% over revenues of 12.55 million in the same period of 2009. Cost of sales (excluding depreciation and amortization) was $5.36 million in the quarter ended September 30, 2010, an increase of 106.0% over cost of sales (exclusive of depreciation and amortization) of $2.60 million in the quarter ended September 30, 2009. Net loss attributable to the vegetable oil processing segment was $1.58 million in the quarter ended September 30, 2010, a decrease of 944.8% over net the loss of $151,039 in the quarter ended September 30, 2009. Cost of sales was $11.9 million in the nine months ended September 30, 2010, an increase of 16.7% over cost of sales of $10.2 million in the same period of 2009. Net loss attributable to the vegetable oil processing segment was $1.47 million in the nine months ended September 30, 2010, a decrease of 155% over net income $2.68 million in the same period of 2009.

Factors Affecting Our Results of Operations – Generally

We believe the most significant factors that directly or indirectly affect our sales revenues and net income are:

•	The changes in China’s macro-economic environment, government strategies and policies, industrial development and planning;

•	The impact of weather on crop output per acre of the farmland

•	The sales price of vegetable oil.

•	The purchase price variance on outsourcing soya as compared to the cost of self-production.

•	The availability and required terms of funding for our working capital.

Three Month Period Ended September 30, 2010 Compared to Three Month Period Ended September 30, 2009

Results of Operations

	The quarter ended September 30, 2010 ($)	% of sales	The quarter ended September 30, 2009 ($)	% of sales	Change ($)	Change (%)
Revenue	$5,931,415	100%	$2,706,915	100%	$3,220,872	119.0%
Cost of Sales (exclusive of depreciation and amortization)	5,292,822	89.2%	2,534,603	93.6%	2,758,219	108.8%

Depreciation and Amortization Expenses	164,745	2.8%	157,073	5.8%	548	0.74%
Selling and Marketing Expenses	11,345	0.2%	21,599	0.8%	10,254	47.5%
Other General and Administrative Expenses	1,045,522	17.6%	119,761	4.4%	925,761	654.9%

Other Income (Expenses), net	(1,088,198)	20.3%	(111,890)	4.1%	(976,307)	872.6%
Income before provision for income taxes	(1,578,069)	29.4%	(151,039)	5.6%	(1,427,030)	944.8%
Provision for Income Taxes	0	0%	0	0%	0	0%
Net Income	(1,578,069)	29.4%	(151,039)	5.6%	(1,427,030)	944.8%

Revenue

Our revenue was $5,931,415 in the quarter ended September 30, 2010, an increase of $3,224,500 or 119.1%, compared to revenue of $2,706,915 in the same period of 2009. The increased revenue was primarily driven by an increase in a key new customer for our vegetable oil processing business. For example, in the third quarter of 2010, we obtained one contract with a sales amount exceeding $3.6 million (equal to RMB 25 million). The increase of revenue is substantially attributable to our vegetable oil processing segment.

Cost of Sales (exclusive of depreciation and amortization)

Our cost of sales (excluding depreciation and amortization) was $5,292,822 in the quarter ended September 30, 2010, an increase of $2,758,219, or 108.8%, compared to cost of revenue (exclusive of depreciation and amortization) of $2,534,603 in the quarter ended September 30, 2009.

The increase in our cost of sales (exclusive of depreciation and amortization) resulted directly from the increased amount of vegetable oil processed during the period. The increase in cost of sales (excluding depreciation and amortization) in the quarter ended September 30, 2010 was less than the increase in revenue because during the period the average selling prices of soya oil and its byproducts were higher than the same period of 2009, which resulted in a higher gross margin.

Gross Profit

Gross profit for the three months ended September 30, 2010 was $567,026, a 454.8% increase from gross profit of  $102,211 for the same period in 2009. The gross margin increased to 11% from 4% year-over-year, principally due to a substantial revenue increase and a substantially lower cost of goods sold for the reasons noted above.

 Selling and Marketing Expenses

Selling and marketing expenses were not material and were not a factor in any of the periods presented. Management believes this is due to the fact that we sell a commodity with a ready market that is increasingly in short supply in China.

  Other General and Administrative Expenses

          Our Other General and Administrative Expenses were $1,045,522 in the quarter ended September 30, 2010, an increase of $925,761, or 654.9%, compared to Other, General and Administrative Expenses of $119,761 in the same period of 2009. The difference was mainly attributed to expenses related to $942,194 in amortized consulting fees related to financial advisory services in 2010.

Other Income (Expenses)

Our other expenses were $1,088,198 in the quarter ended September 30, 2010, an increase of $976,308, or 872.6%, compared to other expenses of $111,890 in the same period of 2009. The difference was mainly caused by expenses related to our sale of convertible notes: (i) $895,965 for derivative instrument losses and (ii) $73,469 in amortized financial fees.  The derivative instrument loss was calculated using a standard financial model, and utilized certain assumptions including volatility, term and exercise prices.

Net Loss

In the quarter ended September 30, 2010, our loss before income taxes and our net loss were both $1,578,069, a decrease of $1,427,030 compared to loss before income taxes and net loss of $151,039 in the same period of 2009.

Nine Month Period Ended September 30, 2010 Compared to Nine Month Period Ended September 30, 2009

Results of Operations

	Nine Months ended September 30, 2010 ($)	% of sales	Nine Months ended September 30, 2009 ($)	% of sales	Change ($)	Change (%)
Revenue	$22,082,904	100%	$17,891,107	100%	$4,188,169	23.4%
Cost of Sales (exclusive of depreciation and amortization)	16,340,591	74.0%	13,413,260	75.0%	$2,927,331	21.8%
Operating Expenses:
Depreciation and Amortization Expenses	504,108	0.6%	475,591	2.7%	28,517	6.0%
Selling and Marketing Expenses	85,932	0.3%	213,840	1.2%	127,908	59.8%
Other General and Administrative Expenses	3,223,290	14.6%	439,943	2.5%	2,783,347	632.7%

Other Income (Expenses), net	(1,211,554)	5.5%	(350,336)	0.4%	(861,217)	245.8%
Income before provision for income taxes	1,208,972	5.5%	3,474,728	19.4%	(2,265,756)	(65.2)%
Provision for Income Taxes	0	0%	0	0%	0	0%
Net Income	1,208,972	5.5%	3,474,728	19.4%	(2,265,756)	(65.2)%

Revenue

Our revenue was $22,082,904 in the nine months ended September 30, 2010, an increase of $4,191,797, or 23.4%, compared to revenue of $17,891,107 in the same period of 2009. The increased revenue was primarily driven by approximately $3.6 million (equal to RMBN 25 million) in sales to one new customer for our vegetable for oil processing business.

Cost of Sales (exclusive of depreciation and amortization)

Our cost of sales (exclusive of depreciation and amortization) was $16,340,591 in the nine months ended September 30, 2010, an increase of $2,927,331, or 21.8%, compared to cost of sales (exclusive of depreciation and amortization) of $13,413,260 in the nine months ended September 30, 2009.

The increase in our cost of sales (exclusive of depreciation and amortization) resulted directly from the increased amount of vegetable oil processed during the period. The increase in cost of sales (exclusive of depreciation and amortization) in the nine month ended September 30, 2010 was less than the increase in revenue because during the period, the sales price related to the soya oil and its byproduct is higher than the price in the same period of 2009, which resulted in a higher gross margin.

Gross Profit

Gross profit for the nine months ended September 30, 2010 was $5,729,748, up 28% from gross profit of  $4,477,847 for the same period in 2009, principally due to increased revenue and significantly lower cost of goods sold for the reasons noted above. Our gross margin increased to 25.9% from 25.0% year-over-year.

 Selling and Marketing Expenses

            Selling and marketing expenses were not material and were not a factor in any of the periods presented. Management believes this is due to the fact that we sells commodity with a ready market that is increasingly in short supply in China.

 Other General and Administrative Expenses

             Our Other General and Administrative Expenses were $3,309,222 in the nine months ended September 30, 2010, an increase of $2,656,439 or 406.9%, compared to Other General and Administrative Expenses of $652,783 in the same period of 2009. The difference was mainly caused by $2,836,960 stock compensation for consulting fees.

Other Income (Expenses)

Our other expenses were $1,211,554 in the nine months ended September 30, 2010, an increase of $861,218 or 246% compared with other expenses of $350,336 in the same period of 2009. The difference was mainly attributed to expenses related to our sale of convertible notes: (i) $895,965 for derivative instrument losses and (ii) $73,469 in amortized financial fees. The derivative instrument loss was calculated using a standard financial model, and utilized certain assumptions including volatility, term, and exercise prices.

Net Income

In the nine months ended September 30, 2010, our net income before income taxes and our net income were both $1,208,972, a decrease of $2,265,756, or 65.2%, compared to income before income taxes and net income of $3,474,728 in the same period of 2009.

Liquidity and Capital Resources

As shown in our consolidated statements of cash flows, our liquidity and available capital resources are impacted by four key components: (i) cash and cash equivalents, (ii) operating activities, (iii) financing activities, and (iv) investing activities.

Statement of Consolidated Cash Flows

	Nine Months Ended September 30, 2010 ($)	Nine Months Ended September 30, 2009 ($)	Change ($)
Net cash (used in) provided by operating activities	3,596,849	9,049,489	(5,452,640)
Net cash used in investing activities	(630,637)	(454,471)	(176,166)
Net cash provided by financing activities	3,208,419	(8,343,539)	11,551,958
Effects of exchange rate changes on cash and cash equivalents	107,988	39,433	68,555
Increase (decrease) in cash and cash equivalents	6,282,619	290,913	5,991,706
Cash and cash equivalents, beginning of period	417,855	890,803	(472,948)
Cash and cash equivalents, end of period	6,700,474	1,181,716	5,518,758

Cash and cash equivalents

As of September 30, 2010, our cash and cash equivalents were $6,700,475.

Operating activities

Net cash provided by operating activities was $3,596,849 in the nine months ended September 30, 2010, compared to $9,049,489 provided in the same period of 2009. The $5,452,640 decrease in cash provided by operating activities in the quarter ended September 30, 2010 compared to the quarter ended September 30, 2009 was mainly due to: (i) a $1,362,229 decrease in the decrease in accounts receivable in the nine months ended September 30, 2010 compared to the decrease in accounts receivable in the same period in 2009 and (ii) a $2,400,892 decrease in decrease in inventory in the nine months ended September 30, 2010 compared to the decrease in the same period of 2009, (iii) a $1,314,981 decrease in decrease in advance to supplier in the nine months ended September 30, 2010 compared to the decrease in the same period of 2009, (iv) a $1,687,188 decrease in decrease in other payables in the nine months ended September 30, 2010 compared to the decrease in the same period of 2009 and (v) a $804,725 decrease in decrease in accounts payable and accrued liabilities in the nine months ended September 30, 2010 compared to the decrease in the same period of 2009.

Investing activities

Net cash used for investing activities was $630,637 in the nine months ended September 30, 2010, compared to $454,471 used in the same period of 2009. This significant increase was due to (i) the deposit for fixed assets amount $1,171,293 (ii) the repayment of other receivable total amount $346,874.

Financing activities

The cash provided by financing activities was $3,208,419 in the nine months ended September 30, 2010. This was due to: (i) $2,905,000 of cash received from the sale of convertible notes, (ii) a $368,799 payment of financing expenses to agencies, (iii) $645,533 cash paid in escrow, (iv) $1,325,064 cash received from restricted cash, (v) $704,184 cash received from short term bank loan and (vi) a $1,173,640 payment of notes payable.

In 2011, as we accelerate expansion, we expect making continued capital expenditures for adding manufacturing equipment in our new facility, which is adjacent to our old facility for the new production line. We believe that our existing cash, cash equivalents and cash flows from operations and proceeds from the completed bridge financing in 2010, will be sufficient to meet our presently anticipated future cash needs to bring all of our facilities into full production. We may, however, require additional cash resources due to changed business conditions or other future developments, including any investments or acquisitions we may decide to pursue.

It is management's intention to expand our operations as quickly as reasonably practicable to capitalize on the demand opportunity for our products.  We regularly review our cash funding requirements and attempt to meet those requirements through a combination of cash on hand, cash provided by operations and available borrowings under bank lines of credit.  We believe that we can continue meeting our cash funding requirements for our business in this manner over the next twelve months.

Effect of change in exchange rate changes on cash and cash equivalents

Net cash gain due to currency exchange was $107,988 in the nine months ended September 30, 2010, compared to a profit of $39,433 in the same period of 2009.

Contractual Obligations and Commercial Commitments

Operating Leases

As of September 30, 2010, we had commitments under certain operating leases, requiring annual minimum rentals as follows:

2010	$3,148,162
2011	4,369,485
2012	4,369,485
2013	4,369,485
2014	4,369,485
Total	$20,626,103

Our leased properties are principally located in the PRC and are used for farming. The terms of these operating leases vary from ten to fifteen years. Pursuant to the lease terms, when the contracts expire, we have the right to extend them with new negotiated prices. The leases are renewable subject to negotiation. Rental expenses were $758,088 and $ 379,044 for the quarters ended September 30, 2010 and September 30, 2009, and $2,274,265 and $956,250 for the nine months ended September 30, 2010 and September 30, 2009, respectively.

Seasonality

Our sales are affected by seasonality since our agricultural products are planted in one season and harvested in another season.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Taxation

Under the current PRC tax law, we are not subject to tax on income or capital gain.

Sales tax is 10% of VAT payable. Our products are subject to VAT at a rate of 17%. Agricultural products not subject to VAT.
Fiscal Year Ended December 31, 2009 as Compared to Fiscal Year Ended December 31, 2008

The following table presents the Company’s consolidated revenue for its lines of business for the fiscal years ended December 31, 2009 and 2008, respectively:

	Fiscal year Ended December 31,
	2009	2008	change
Farming	6,837,659	5,936,084	15%
Vegetable oil processing	15,515,705	31,647,595
Consolidated	$22,353,364	$37,583,679	-41%

Results of Operations

	Year ended	%of	Year ended	%of		Change
	December 31, 2009	sales	December 31, 2008	sales	Change($)%
Revenue	22,353,364	100%	37,583,679	100%	(15,230,315)	-41%
Cost of Sales (exclusive of depreciation and amortization)	16,493,988	74%	26,195,653	70%	(9,701,665)	-37%

Depreciation and Amortization Expenses	637,484	3%	595,255	2%	42,229	7%

Selling and Marketing Expenses	72,550	0.3%	28,318	0.1%	44,232	156%

Other General and Administrative Expenses	1,067,482	5%	3,260,582	9%	(2,193,100)	-67%

Other Income (Expenses), net	652,870	3%	797,537	2%	(144,667)	-18%

Income before provision for income taxes	5,032,766	23%	8,547,108	23%	(3,514,342)	-41%

Provision for Income Taxes	-		581,040	1.5%	(581,040)	-100%

Net Income	5,032,766	23%	7,966,068	21.1%	(2,933,302)	-37%

Revenue

Our revenue was $ 22,353,364 in the year ended December 31, 2009, a decrease of $ 15,230,315 or 40.5%, compared to revenue of $37,583,679 in the same period of 2008. The increased revenue was primarily driven by a decrease in the sales price of vegetable oil of 2009 compared to 2008. The decrease of revenue is substantially attributable to our vegetable oil processing segment. The sales of farming increased by $901,575 compared to 2008, primarily as a result of the expansion of our farm land.

Cost of Sales (exclusive of depreciation and amortization)

Our cost of sales (excluding depreciation and amortization) was $16,493,988 in the year ended December 31, 2009, a decrease of $9,701,665, or 37.0%, compared to cost of revenue (exclusive of depreciation and amortization) of $26,195,653 in the year ended December 31, 2008.

The decrease in our cost of sales (exclusive of depreciation and amortization) resulted directly from the decreased amount of vegetable oil processed during the period. The decrease in cost of sales (excluding depreciation and amortization) in the year ended December 30, 2009 was less than the decrease in revenue because the sales price of the vegetable oil in 2009 decreased compared with 2008, but raw material (soya and peanut) prices decreased less than that of the vegetable oil.

Gross Profit

Gross profit for the year ended December 31, 2009 was $5,519,928, a 24.7% decrease from gross profit of  $11,038,471 for the same period in 2008. The gross margin decreased to 29.4% from 24.7% year-over-year, principally due to a substantial revenue decrease and a decrease in the vegetable oil sales price as note above.

 Selling and Marketing Expenses

           Selling and marketing expenses were not material and were not a factor in any of the periods presented. Management believes this is due to the fact that we sell a commodity with a ready market that is increasingly in short supply in China.

  Other General and Administrative Expenses

          Our Other General and Administrative Expenses were $1,067,482 in the year ended December 31, 2009, a decrease of $2,193,100, or 67.3%, compared to Other General and Administrative Expenses of $3,260,582 in the same period of 2008. The difference was mainly attributed to the bonus given to the CEO, Mr. Hexi Feng, in the amount $2,721,934.19 in 2008 and increased bad debt expenses $397,543 in 2009 compared to 2008.

Other Expenses (income)

Our other expenses were $652,870 in the year ended December 31, 2009, a decrease of $144,667, or 18%, compared to other expenses of $797,537 in the same period of 2008. The difference was mainly caused by $203,292 in increased interest expenses in 2009 compared to 2008 and a $409,992 decrease in subsidy income in 2009 compared to 2008.

Net Income

In the year ended December 31, 2009, our net income was $5,032,766, a decrease of $2,933,302 compared to our net income of $7,966,068 in the same period of 2009.

Liquidity and Capital Resources

As shown in our consolidated statements of cash flows, our liquidity and available capital resources are impacted by four key components: (i) cash and cash equivalents, (ii) operating activities, (iii) financing activities, and (iv) investing activities.

Statement of Consolidated Cash Flows

	Year ended	Year ended
	Decmeber 31,	Decmeber 31,	Change
	2009	2008	($)
	($)	($)
Net cash (used in) provided by operating activities	2,808,545	7,635,275	(4,826,730)
Net cash used in investing activities	430,263	(5,850,453)	6,280,716
Net cash provided by financing activities	(3,713,714)	(1,583,771)	(2,129,943)
Effects of exchange rate changes on cash and cash equivalents	6,482	36,184	(29,702)
Increase (decrease) in cash and cash equivalents	(468,424)	237,235	(705,659)
Cash and cash equivalents, beginning of period	879,075	641,840	237,235
Cash and cash equivalents, end of period	410,651	879,075	(468,424)

Cash and cash equivalents

As of December 31, 2009 and 2008, our cash and cash equivalents were $410,651 and $879,075, respectively.

Operating activities

Net cash provided by operating activities was $2,808,545 in the year ended December 31, 2009, compared to $7,635,275 provided in the same period of 2008. The $4,826,730 decrease in cash provided by operating activities in the year ended December 31, 2009 compared to the year ended December 31, 2008 was mainly due to: (i) a $2,933,302 decrease in the net income in the year ended December 31, 2009 compared to the net income in the same period in 2008, (ii) a $5,574,930 decrease in decrease in inventory in the year ended December 31, 2009 compared to the increase in the same period of 2008, (iii) a $1,018,139 decrease in decrease in tax receivable in the year ended December 31, 2009 compared to the decrease in the same period of 2008, (iv) a $735,164 decrease in decrease in accounts payables and accrued liabilities in the year ended December 31, 2009 compared to the decrease in the same period of 2008, (v) a $1,945,687 increase in decrease in accounts receivable in the year ended December 31, 2009 compared to the decrease in the same period of 2008 and (vi) a $1,988,032 increase in decrease in advance to suppliers in the year ended December 31, 2009 compared to the decrease in the same period of 2008.

Investing activities

Net cash provided by investing activities was $430,263 in the year ended December 31, 2009, compared to $5,850,453 used in the same period of 2008. This significant increase was due to the proceeds from refund of deposit for fixed assets amount $985,151 in 2009 and the fact that there was no repayment of other receivable in 2009 compared to the $5,661,823 repayment in 2008.

Financing activities

The cash used in financing activities was $3,713,714 in the year ended December 31, 2009 compared to $1,583,771 used in the same period of 2008. This significant decrease was due to $2,262,432 decrease in increase of notes payable in 2009 compared to the increase in 2008.

Effect of change in exchange rate changes on cash and cash equivalents

Net cash gain due to currency exchange was $6,482 in the year ended December 31, 2009, compared to a profit of $36,184 in the same period of 2008.

Recent accounting pronouncements

In June 2009, the FASB established the FASB Accounting Standards CodificationTM (ASC) as the single source of authoritative U.S generally accepted accounting principles (GAAP) recognized by the FASB to be applied to nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The ASC superseded all previously existing non-SEC accounting and reporting standards, and any prior sources of U.S. GAAP not included in the ASC or grandfathered are not authoritative. New accounting standards issued subsequent to June 30, 2009 are communicated by the FASB through Accounting Standards Updates (ASUs). The ASC did not change current U.S. GAAP but changes the approach by referencing authoritative literature by topic (each a “Topic”) rather than by type of standard. The ASC has been effective for Yida effective July 1, 2009. Adoption of the ASC did not have a material impact on Yida’s Financial Statements, but references in the Notes to Consolidated Financial Statements to former FASB positions, statements, interpretations, opinions, bulletins or other pronouncements are now presented as references to the corresponding Topic in the ASC.

Effective January 1, 2009, Yida adopted FASB ASC 815-10-65 (formerly SFAS 161, “Disclosures about Derivative Instruments and Hedging Activities”), which amends and expands previously existing guidance on derivative instruments to require tabular disclosure of the fair value of derivative instruments and their gains and losses., This ASC also requires disclosure regarding the credit-risk related contingent features in derivative agreements, counterparty credit risk, and strategies and objectives for using derivative instruments. The adoption of this ASC did not have a material impact on our Consolidated Financial Statements.

During 2008, we adopted FASB ASC 820-10 (formerly FSP FAS 157-2, "Effective Date of FASB Statement 157"), which deferred the provisions of previously issued fair value guidance for nonfinancial assets and liabilities to the first fiscal period beginning after November 15, 2008. Deferred nonfinancial assets and liabilities include items such as goodwill and other nonamortizable intangibles. Effective January 1, 2009, we adopted the fair value guidance for nonfinancial assets and liabilities. The adoption of FASB ASC 820-10 did not have a material impact on our Financial Statements.

Effective January 1, 2009, we adopted FASB ASC 810-10-65 (formerly SFAS 160, "Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51"), which amends previously issued guidance to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary, which is sometimes referred to as minority interest, is an ownership interest in the consolidated entity that should be reported as equity. Among other requirements, this Statement requires that the consolidated net income attributable to the parent and the noncontrolling interest be clearly identified and presented on the face of the consolidated income statement.  The adoption of the provisions in this ASC did not have a material impact on our Financial Statements.

Effective January 1, 2009, we adopted FASB ASC 805-10, (formerly SFAS 141R, "Business Combinations"), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in an acquiree and the goodwill acquired.  In addition, the provisions in this ASC require that any additional reversal of deferred tax asset valuation allowance established in connection with fresh start reporting on January 7, 1998 be recorded as a component of income tax expense rather than as a reduction to the goodwill established in connection with the fresh start reporting. The Company will apply ASC 805-10 to any business combinations subsequent to adoption.

Effective January 1, 2009, we adopted FASB ASC 805-20 (formerly FSP FAS 141R-1, "Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies"), which amends ASC 805-10 to require that an acquirer recognize at fair value, at the acquisition date, an asset acquired or a liability assumed in a business combination that arises from a contingency if the acquisition-date fair value of that asset or liability can be determined during the measurement period. If the acquisition-date fair value of such an asset acquired or liability assumed cannot be determined, the acquirer should apply the provisions of ASC Topic 450, Contingences, to determine whether the contingency should be recognized at the acquisition date or after such date. The adoption of ASC 805-20 did not have a material impact on our Financial Statements.

Effective July 1, 2009, we adopted FASB ASC 825-10-65 (formerly FASB Staff Position (“FSP”) No. FAS 107-1 and Accounting Principles Board 28-1, "Interim Disclosures about Fair Value of Financial Instruments"), which amends previous guidance to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. The adoption of FASB ASC 825-10-65 did not have a material impact on our Financial Statements.

Effective July 1, 2009, we adopted FASB ASC 320-10-65 (formerly FSP FAS 115-2 and FAS 124-2, "Recognition and Presentation of Other-Than-Temporary Impairments"). Under ASC 320-10-65, an other-than-temporary impairment must be recognized if we have the intent to sell the debt security or we are more likely than not will be required to sell the debt security before its anticipated recovery. In addition, ASC 320-10-65 requires impairments related to credit loss, which is the difference between the present value of the cash flows expected to be collected and the amortized cost basis for each security, to be recognized in earnings while impairments related to all other factors to be recognized in other comprehensive income. The adoption of ASC 320-10-65 did not have a material impact on our Financial Statements.

Effective July 1, 2009, we adopted FASB ASC 820-10-65 (formerly FSP FAS 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly"), which provides guidance on how to determine the fair value of assets and liabilities when the volume and level of activity for the asset or liability has significantly decreased when compared with normal market activity for the asset or liability as well as guidance on identifying circumstances that indicate a transaction is not orderly. The adoption of ASC 820-10-65 did not have a material impact on our Financial Statements.

Effective July 1, 2009, we adopted FASB ASC 855-10 (formerly SFAS 165, “Subsequent Events”), which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date, but before financial statements are issued or are available to be issued. Adoption of ASC 855-10 did not have a material impact on our Financial Statements.

In December 2008, the FASB issued ASC 715, Compensation – Retirement Benefits (formerly FASB FSP FAS 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets”), which expands the disclosure requirements about plan assets for defined benefit pension plans and postretirement plans. We are required to adopt these disclosure requirements in the fourth quarter of 2009. It is expected the adoption of these disclosure requirements will have no material effect on our Financial Statements.

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets – an amendment of FASB Statement No. 140,” (not yet reflected in FASB ASC). SFAS No. 166 limits the circumstances in which a financial asset should be derecognized when the transferor has not transferred the entire financial asset by taking into consideration the transferor’s continuing involvement. The standard requires that a transferor recognize and initially measure at fair value all assets obtained (including a transferor’s beneficial interest) and liabilities incurred as a result of a transfer of financial assets accounted for as a sale. The concept of a qualifying special-purpose entity is removed from SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” along with the exception from applying FIN 46(R), “Consolidation of Variable Interest Entities.” The standard is effective for the first annual reporting period that begins after November 15, 2009 (i.e. Yida’s fiscal year beginning January 1, 2010), for interim periods within the first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. It is expected the adoption of this Statement will have no material effect on our Financial Statements.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R),” (not yet reflected in FASB ASC). The standard amends FIN No. 46(R) to require a company to analyze whether its interest in a variable interest entity (“VIE”) gives it a controlling financial interest. A company must assess whether it has an implicit financial responsibility to ensure that the VIE operates as designed when determining whether it has the power to direct the activities of the VIE that significantly impact its economic performance. Ongoing reassessments of whether a company is the primary beneficiary are also required by the standard. SFAS No. 167 amends the criteria to qualify as a primary beneficiary as well as how to determine the existence of a VIE. The standard also eliminates certain exceptions that were available under FIN No. 46(R). This Statement will be effective as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009  (i.e. our fiscal year beginning January 1, 2010), for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. Earlier application is prohibited. Comparative disclosures will be required for periods after the effective date. As such we will adopt this Statement for interim and annual periods ending after January 1, 2010.  It is expected the adoption of this Statement will have no material effect on our Financial Statements.

In August, 2009, the FASB issued ASC Update No. 2009-05 (“Update 2009-05”) to provide guidance on measuring the fair value of liabilities under FASB ASC 820 (formerly SFAS 157, "Fair Value  Measurements").  We are required to adopt Update 2009-05 in the fourth quarter of 2009.  It is expected the adoption of this Update will have no material effect on our Financial Statements.

Item 9.01  Financial Statements and Exhibits

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On February 11, 2011, the Company formally changed its fiscal year end from July 31 to December 31. December 31 is the fiscal year end of the Company’s wholly owned subsidiary, China Agricorp. The unaudited financial statements of China Agricorp as of September 30, 2010 and for the nine months then ended are included elsewhere in the Report on Form 10-K. The Company intends to file a Current Report on Form 8-K which will include the audited consolidated financial statements of China Agricorp as of December 31, 2010 and for the year then ended.  The Company will file an Annual Report on Form 10-K for the fiscal year ending December 31, 2011.

The following unaudited pro forma condensed consolidated balance sheet combines the historical unaudited condensed balance sheet of China Agricorp and the historical unaudited balance sheet of American Telstar, giving effect to the accounting reverse merger of China Agricorp and American Telstar pursuant to a share exchange agreement dated February 11, 2011, as if the transaction had been consummated on September 30, 2010. China Agricorp’s balance sheet information as of September 30, 2010 was derived from the unaudited consolidated balance sheet of China Agricorp as of September 30, 2010 included elsewhere in this Report on Form 8-K. American Telstar’s balance sheet information was derived from its unaudited balance sheet as of January 31, 2011, which is not included elsewhere in this Report on Form 8-K, but which was included in its Quarterly Report on Form 10-Q for the quarter ended January 31, 2011, filed with the Commission on February 11, 2011. Based on a review of the audited balance sheet of American Telstar as of July 31, 2010, which was included in its Annual Report on Form 10-K for the year ended July 31, 2010, filed with the Commission on October 20, 2010 and its unaudited balance sheet as of October 31, 2010 which was included in its Quarterly Report on Form 10-Q for the quarter ended October 31, 2010 filed with the Commission on November 15, 2010, the Company believes that, in the context of the Combined Pro-Forma Consolidated Balance Sheet presented below, the unaudited balance sheet information of American Telstar as of January 31, 2011, presented below, is not materially different from its unaudited balance sheet as of September 30, 2010.

The following unaudited pro forma consolidated statements of operations reflect the historical statements of operations of China Agricorp for the nine months ended September 30, 2010 and the year ended December 31, 2009, giving effect to the accounting reverse merger of China Agricorp and American Telstar pursuant to a share exchange agreement dated February 11, 2011, as if the transaction had been consummated as of January 1, 2009. The historical results of China Agricorp for the nine months ended September 30, 2010 were derived from the unaudited consolidated statements of operations of China Agricorp for the nine months ended September 30, 2010 included elsewhere in this Report on Form 8-K. The historical results of China Agricorp for the year ended December 31, 2009 were derived from the audited statements of operations of China Agricorp’s variable-interest entity Jiaozuo Yida Vegetable Co., Ltd. for the year ended December 31, 2009 included elsewhere in this Report on Form 8-K.  American Telstar’s operations are not included in the pro forma condensed consolidated statement of operations as American Telstar has ceased to operate following the reverse merger transaction and its operations are not recurring.  American Telstar had no revenues during the nine months ended September 30, 2010 and the year ended December 31, 2009 and its expenses, which were of a general and administrative nature, were not material to the combined pro forma statements of operations presented below.

We are providing this information to aid you in your analysis of the financial aspects of the acquisition. The unaudited pro forma condensed financial statements described above should be read in conjunction with the historical financial statements of China Agricorp and its variable-interest entity Jiaozuo Yida Vegetable Co., Ltd. and the related notes thereto, included elsewhere in this Report on Form 8-K. The unaudited pro forma information is not necessarily indicative of the financial position or results of operations that may have actually occurred had the transaction taken place on the dates noted, or the future financial position or operating results of the combined company.

Business Combination of China Agricorp and American Telstar

The business combination was accounted for as a reverse merger, whereby China Agricorp is the continuing entity for financial reporting purposes and is deemed, for accounting purposes, to be the acquirer of American Telstar.

In accordance with the applicable accounting guidance for accounting for the business combination as a reverse merger, China Agricorp will be deemed to have undergone a recapitalization, whereby it was deemed to have issued common equity ordinary shares to American Telstar’s common equity holders. Accordingly, although American Telstar, as the parent company of china Agricorp, was deemed to have legally acquired China Agricorp, in accordance with the applicable accounting guidance for accounting for the business combination as a reverse merger, China Agricorp’s assets and liabilities were recorded at their historical carrying amounts, with no goodwill or other intangible assets recorded as a result of the accounting merger of China Agricorp with American Telstar.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of September 30, 2010

	China Agricorp	American Telstar	Pro Forma Adjustments		Note	Combined Pro Forma
ASSETS
Current Assets
Cash and cash equivalents	$6,700,475	$6,591	$			$6,707,066
Restricted cash	3,584,497					3,584,497
Cash in escrow	645,533					645,533
Accounts receivable - net	6,138,459					6,138,459
Advances to suppliers	5,003,539					5,005,539
Inventory	4,579,617					4,579,617
Tax receivable	428,910					428,910
Total current assets	27,081,030	6,591		—		27,087,621
Deferred financing fees	862,600					862,600
Deferred consulting fees	1,908,876					1,908,876
Other receivables	5,557,219					5,557,219
Long-term investment	841,161					841,161
Deposits	2,297,662					2,297,662
Property and equipment - net	6,962,706					6,962,706
Land use rights - net	1,364,904					1,364,904
Total assets	$46,876,158	$6,591		$—		$46,882,749
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$1,877,637	$40,627	$			$1,918,264
Other payables	418,847					418,847
Related party payable	470,467					470,467
Notes payable	5,376,745					5,376,745
Short-term loans	10,828,167					10,828,167
Convertible notes payable - $2,905,000 net of unamortized discount	23,318					23,318
Derivative instrument liabilities	4,180,447					4,180,447
Total current liabilities	23,175,628	40,627		—		23,216,255
Stockholders’ Equity
Preferred stock	—					—
Common stock	9,005	97		(97)	A	9,005
Additional paid in capital	8,179,445	259,543		(293,579)	A	8,145,409
Retained earnings	13,256,308	(293,676)		293,676	A	13,256,308
Accumulated other comprehensive income	2,255,772					2,255,772
Total stockholders’ equity	23,700,530	(34,036)		--		23,666,494
Total liabilities and stockholders’ equity	$46,876,158	$6,591	$			$46,882,749

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Nine Months Ended September 30, 2010

	China Agricorp	American Telstar	Pro Forma Adjustments	Note	Combined Pro Forma
Sales	$22,082,904				$22,082,904
Cost of sales	16,353,156				16,353,156
Selling, general and administrative expenses	3,309,222		300,000	B	3,609,222
Income from operations	2,420,526				2,120,526
Interest expense	588,137				588,137
Interest and other income	(270,548)				(270,548)
Derivative instruments – change in fair value and day-one loss	893,965				893,965
Income before income taxes	1,208,972				908,972
Income tax provision (benefit)	—				—
Net income available to common stockholders	$1,208,972				$908,972

Weighted average number of shares outstanding – basic and diluted				C	9,004,593
Basic and diluted net income per share					$0.10

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2009

	China Agricorp	American Telstar	Pro Forma Adjustments	Note	Combined Pro Forma
Sales	$22,353,364				$22,353,364
Cost of sales	16,833,436				16,833,436
Selling, general and administrative expenses	1,140,032		400,000	B	1,540,032
Income from operations	4,379,896				3,979,896
Interest expense	733,609				733,609
Interest and other income	(1,386,479)				(1,386,479)
Derivative instruments – change in fair value and day-one loss	—				--
Income before income taxes	5,032,766				4,632,766
Income tax provision (benefit)	—				—
Net income available to common stockholders	$5,032,766				$4,632,766

Weighted average number of shares outstanding – basic and diluted				C	9,004,593
Basic and diluted net income per share					$0.51

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

1. Description of the Acquisition and Basis of Presentation

On February 11, 2011, we entered into a Share Exchange Agreement with China Agricorp and the stockholders of China Agricorp (the “China Agricorp Stockholders”) (the “Share Exchange Agreement”).  Pursuant to the Share Exchange Agreement, on February 11, 2011, 335 China Agricorp Stockholders transferred 100% of the outstanding shares of common stock of China Agricorp held by them, in exchange for an aggregate of 9,001,903 newly issued shares of our Common Stock. The shares of our Common Stock acquired by the China Agricorp Stockholders in such transactions constitute approximately 99.97% of our issued and outstanding Common Stock on a fully-diluted basis giving effect to the share exchange.

On February 11, 2011, we completed the acquisition of China Agricorp pursuant to the Share Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange. China Agricorp is considered the acquirer for accounting and financial reporting purposes.  The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.  As a result of this transaction, the Company ceased being a “shell company” as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934.

The Acquisition was accounted for as a reverse merger, whereby China Agricorp was the continuing entity for financial reporting purposes and was be deemed, for accounting purposes, to be the acquirer of American Telstar. In accordance with the applicable accounting guidance for accounting for a business combination as a reverse merger, China Agricorp is deemed to have undergone a recapitalization, whereby it is deemed to have issued equity units to American Telstar’s common equity holders. Accordingly, although the Company, as the parent company of China Agricorp, legally acquired China Agricorp, in accordance with the applicable accounting guidance for accounting for a business combination as a reverse merger, China Agricorp’s assets and liabilities will be recorded at their historical carrying amounts, with no goodwill or other intangible assets recorded as a result of the accounting merger of China Agricorp with American Telstar.  The effects of recording the accounting for the reverse merger (which occurred on February 11, 2011 are not reflected in the Company’s condensed financial statements as of September 30, 2010 but the pro forma effects as of that date are discussed below.

The organizational history of China Agricorp, including its interest in its variable-interest entity Jiaozuo Yida Vegetable Co., Ltd., is described in China Agricorp’s unaudited consolidated financial statements as of September 30, 2010, which are included elsewhere in this Report on Form 8-K.

Basis of Presentation

Certain disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted as permitted by SEC rules and regulations.

These pro forma unaudited condensed consolidated financial statements are not necessarily indicative of the results of operations that would have been achieved had the transaction actually taken place at the dates indicated and do not purport to be indicative of future position or operating results.

The unaudited pro forma condensed consolidated balance sheet was prepared combining the historical balance sheet of China Agricorp at September 30, 2010 and the historical balance sheet of American Telstar at January 31, 2011, as described above.  The Company believes that, in the context of the Combined Pro-Forma Consolidated Balance Sheet presented above, the unaudited balance sheet information of American Telstar as of January 31, 2011, presented above, is not materially different from its unaudited balance sheet as of September 30, 2010.

The unaudited pro forma condensed consolidated statement of operations includes the historical operations of China Agricorp for the nine months ended September 30, 2010 and for the year ended December 31, 2009. American Telstar’s operations are not included in the pro forma condensed consolidated statement of operations as American Telstar has ceased to operate following the reverse merger transaction and its operations are not recurring. American Telstar had no revenues during the nine months ended September 30, 2010 and the year ended December 31, 2009 and its expenses, which were of a general and administrative nature, were not material to the combined pro forma statements of operations presented above.

2.  Pro Forma Adjustments and Assumptions

A.	Reflects the pro forma adjustments to record the elimination of American Telstar’s historical equity and the assumption of its net liabilities by China Agricorp.
B.
Reflects the incremental costs of financial and internal control audits, management’s assessment of internal controls over financial reporting and SEC counsel that the Company will incur as a fully reporting and operating public company. The incremental costs, which are estimated to be $400,000 per annum, have been included in the accompanying unaudited pro forma consolidated statement of operations ($300,000 and $400,000 for the nine months ended September 30, 2010 and for the year ended December 31, 2009, respectively) and were derived from the Company’s review of filings of public companies of similar size and operating characteristics and discussions with its auditor and legal counsel. Synergies that might be gained as a result of the combination are not included because such amounts could not be reasonably estimated at this time.

C.
We compute net income per share in accordance with FASB ASC 260, Earnings per Share. Under the provisions of FASB ASC 260, basic net income per share is computed by dividing net income attributable to common shareholders by the weighted average number of shares of common stock outstanding during the period. The 9,001,903 shares issued to China Agricorp as a result of the reverse merger together with the existing 2,690 outstanding shares of the company that remained outstanding after the re-capitalization are assumed to have been outstanding since the beginning of the earliest period presented (January 1, 2009), resulting in 9,004,593 shares being outstanding for purposes of basic net income per share. Diluted net income per share is computed by dividing the net income for the period by the weighted average number of common and common equivalent shares outstanding during the period, using the treasury stock method. In addition to the shares outstanding for purposes of basic net income per share, the shares issuable on conversion of convertible notes and the exercise of warrants issued by China Agricorp are included from their date of issuance on August 26, 2010, on a weighted average basis.  Because the effect of such common equivalent shares is anti-dilutive, they are excluded from the calculation and basic and diluted earnings per share are equivalent.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TELSTAR, INC.

Date: February 22, 2011

/s/ Feng Hexi

Chairman of the Board